UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2006

VILLAGEEDOCS
(Exact name of registrant as specified in its charter)

California	000-31395	33-0668917
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14471 Chambers Road, Suite 105 Tustin, California		92780
(Address of principal executive offices)		(Zip Code)

(714) 734-1030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition on Disposal of Assets.

Item 3.01	Unregistered Sales of Equity Securities.

                        On May 2, 2006 notice was received from the Florida Department of State that the Articles and Plan of Merger in connection with the Merger of VEDO Merger Sub, Inc., a wholly owned subsidiary of VillageEDOCS, with GoSolutions, Inc. (“GoSolutions”), pursuant to which GoSolutions continues as the surviving entity and a wholly-owned subsidiary of VillageEDOCS (the “Merger”), were accepted and effective as of May 1, 2006.

                        The information contained in this Form 8-K amends and supersedes the information contained in the Form 8-K filed on April 12, 2006 in connection with this Merger. For a more detailed discussion and description of the final terms and conditions of this Merger, please see Exhibit 99.1 attached, which is the Supplement to the Prospectus/Proxy Statement of VillageEDOCS and GoSolutions, which was distributed to the GoSolutions shareholders and describes the final material terms and conditions of the Merger. The attached Exhibits are the related agreements in connection with the Merger.

                        After taking into account the Zant Settlement Agreement and remaining GoSolutions dissenting shareholders, VillageEDOCS will issue approximately 42,613,811 shares of its common stock as Merger consideration. Approximately 15,820,754 common shares of VillageEDOCS otherwise issuable in the Merger were simultaneously redeemed as part of the Zant Settlement Agreement. GoSolutions shareholders, who would otherwise be entitled to approximately 1,565,435 shares of VillageEDOCS common shares in connection with the Merger, have exercised dissenters’ rights, and accordingly these shares have not been issued as part of the Merger. Such dissenting shareholders represent approximately 2.6% of the total Merger consideration otherwise issuable to the GoSolutions shareholders. VillageEDOCS and GoSolutions are in the preliminary stages of evaluating the merits of the dissenting shareholders position, and intend to comply with all legal requirements under Florida law in connection with dissenting shareholders. VillageEDOCS believes that the terms and conditions of the Merger with GoSolutions were fair and reasonable. Furthermore, given that the total number of dissenting shares was relatively immaterial (approximately 2.6%), VillageEDOCS does not believe that the ultimate resolution of this matter will have a material adverse effect on its financial position.

Item 9.01	Financial Statements and Exhibits.

                        The audited financial statements of GoSolutions, Inc. and the related pro forma financials giving effect to the Merger will be filed as an amendment to this Form 8-K.

Exhibit No.	Description

99.1	Supplement to Prospectus of VillageEDOCS and Proxy Statement of GoSolutions, Inc.

99.2	Articles of Merger and Plan of Merger

99.3	Merger Voting Agreement dated as of April 28, 2006 by and among GoSolutions, Inc., GoSolutions Equity, LLC and other GoSolutions stockholders

99.4	Escrow Agreement dated as of April 28, 2006 by and among VillageEDOCS, GoSolutions, Inc., GoSolutions Equity, LLC and Shutts & Bowen, LLP

99.5	Registration Rights Agreement dated as of April 28, 2006 by and among VillageEDOCS and the principal stockholders of GoSolutions, Inc.

99.6	Principal VEDO Stockholders Voting Agreement dated as of April 28, 2006 by and among Barron Partners, LP, C. Alan Williams, Joan P. Williams and GoSolutions, Inc.

99.7	Indemnity/Contribution Agreement effective April 30, 2006, by and among VillageEDOCS, GoSolutions Equity, LLC (the “LLC”), and the principals of the LLC identified on the signature page thereto

99.8	SunTrust Bank Extension/Waiver

99.9	Settlement and Release Agreement dated as of April 28, 2006 by and among VillageEDOCS, GoSolutions, Inc., The Zant Group Trust and Louis J. Zant

99.10	Second Extension Agreement dated as of April 28, 2006 by and between The Zant Group Trust and GoSolutions, Inc.

99.11	Amendment No. 2 to Michael Richard Executive Employment Agreement effective as of May 1, 2006

Exhibit No.	Description

99.12	Amendment No. 2 to H. Jay Hill Executive Employment Agreement effective as of May 1, 2006

99.13	Amendment No. 2 to K. Mason Conner Executive Employment Agreement effective as of May 1, 2006

99.14	Thor Bendickson Employment Agreement effective as of May 1, 2006

99.15	Shaun Charles Pope Employment Agreement effective as of May 1, 2006

99.16	Frederick A. Burris Employment Agreement effective as of May 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2006	VILLAGEEDOCS

	By:	/s/ Michael A. Richard
Name: Michael A. Richard Title: Chief Financial Officer